Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	March 31,	April 30,	May 31,	June 30,	July 31,	August 31,	September 30,	October 31,	November 30,	December 31,	January 31,	February 28,	March 31,
	2005	2005	2005	2005	2005	2005	2005	2005	2005	2005	2006	2006	2006
NETBANK, INC. CONSOLIDATED

Retail customers	244,318	244,120	243,293	242,946	256,474	256,211	256,077	255,319	256,915	257,631	257,982	255,726	255,259
Business customers	26,580	26,411	27,036	25,903	26,093	26,308	26,498	26,650	28,013	28,038	27,929	27,687	27,702
Total customers	270,898	270,531	270,329	268,849	282,567	282,519	282,575	281,969	284,928	285,669	285,911	283,413	282,961

Services per customer (consolidated)	1.81	1.81	1.82	1.83	1.81	1.82	1.82	1.83	1.83	1.83	1.84	1.85	1.86
Services per customer (bank only)	2.32	2.32	2.33	2.32	2.35	2.35	2.36	2.36	2.36	2.36	2.37	2.37	2.38

Total average assets (consolidated)	$ 4,667,279	$ 4,733,193	$ 4,823,988	$ 5,070,401	$ 4,993,980	$ 5,154,762	$ 5,078,613	$ 4,966,622	$ 4,929,082	$ 4,916,549	$ 4,900,007	$ 4,826,823	$ 4,720,452

BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	55%	55%	55%	55%	56%	56%	56%	56%	56%	56%	56%	55%	55%
Direct deposit of payroll penetration (accounts > 90 days)	56%	57%	57%	56%	56%	56%	56%	56%	56%	56%	56%	56%	56%

Retail deposits	$ 2,232,362	$ 2,213,902	$ 2,249,718	$ 2,425,525	$ 2,548,422	$ 2,635,680	$ 2,612,775	$ 2,531,374	$ 2,611,121	$ 2,461,517	$ 2,423,287	$ 2,443,940	$ 2,474,874
Small business deposits	51,741	55,161	55,916	53,753	56,061	58,500	60,261	$ 63,473	$ 64,079	$ 62,003	$ 59,747	$ 63,339	$ 63,984
Other deposits	308,255	280,509	279,993	316,322	353,287	389,570	371,316	329,735	313,736	270,325	249,391	221,734	287,409
Total deposits	$ 2,592,358	$ 2,549,572	$ 2,585,627	$ 2,795,600	$ 2,957,770	$ 3,083,750	$ 3,044,352	$ 2,924,582	$ 2,988,936	$ 2,793,845	$ 2,732,425	$ 2,729,013	$ 2,826,267

Average retail checking account balance	$ 2,619	$ 2,717	$ 2,600	$ 2,503	$ 2,542	$ 2,424	$ 2,513	$ 2,417	$ 2,367	$ 2,601	$ 2,461	$ 2,486	$ 2,598
Average retail money market account balance	$ 14,645	$ 14,169	$ 14,037	$ 13,574	$ 13,419	$ 13,124	$ 12,919	$ 12,645	$ 12,391	$ 12,352	$ 12,058	$ 11,934	$ 11,938
Average retail CD balance	$ 15,995	$ 15,736	$ 15,603	$ 15,436	$ 15,387	$ 15,420	$ 15,387	$ 14,845	$ 14,635	$ 14,623	$ 14,576	$ 14,209	$ 13,356

Average small business checking account balance	$ 7,189	$ 6,655	$ 6,511	$ 6,310	$ 6,645	$ 6,890	$ 6,718	$ 7,489	$ 7,462	$ 7,382	$ 6,742	$ 7,674	$ 6,993
Average small business money market account balance	$ 42,060	$ 47,540	$ 47,368	$ 43,698	$ 44,714	$ 44,768	$ 45,250	$ 45,796	$ 45,283	$ 42,290	$ 39,970	$ 39,809	$ 39,990
Average small business CD balance	$ 30,932	$ 29,935	$ 29,923	$ 30,305	$ 29,044	$ 28,483	$ 26,859	$ 27,227	$ 26,719	$ 26,071	$ 25,893	$ 25,067	$ 23,357

Indirect Auto Lending —
Number of loans	1,714	1,812	1,823	2,090	1,840	2,025	1,252	941	1,278	1,065	1,117	1,096	1,607
Production	$ 38,543	$ 40,761	$ 41,391	$ 49,686	$ 43,992	$ 46,235	$ 28,278	$ 22,224	$ 28,361	$ 24,216	$ 25,095	$ 24,103	$ 36,465
Weighted Average Note Rate	6.30%	6.48%	6.63%	6.42%	6.42%	6.76%	7.21%	7.36%	7.48%	7.66%	7.93%	7.86%	7.78%

Business Equipment Financing —
Production	$ 17,884	$ 15,805	$ 14,642	$ 16,091	$ 13,990	$ 16,621	$ 14,849	$ 20,081	$ 17,522	$ 18,958	$ 17,344	$ 14,313	$ 19,693

Servicing Portfolio —
Held for sale MSRs	$ 201,652	$ 145,350	$ 127,977	$ 210,658	$ 158,494	$ 148,928	$ 249,597	$ 174,628	$ 120,016	$ 143,515	$ 119,903	$ 102,843	$ 160,447
Available for sale MSRs	14,819,452	14,644,655	14,468,800	14,221,167	14,013,617	13,754,939	13,600,374	13,437,138	13,279,578	13,155,256	13,083,949	12,983,617	12,839,850
UPB underlying MSRs	15,021,104	14,790,005	14,596,777	14,431,825	14,172,111	13,903,867	13,849,971	13,611,766	13,399,594	13,298,771	13,203,852	13,086,460	13,000,297
Work-in-process and whole loans	2,624,251	2,863,310	2,989,308	3,090,391	3,179,712	3,291,295	3,268,430	3,195,333	2,880,654	2,901,896	2,831,590	2,667,835	2,463,231
Sold but not transferred	1,052,638	1,189,575	932,756	960,773	1,259,483	1,282,962	1,352,262	1,330,591	1,048,201	906,795	806,083	578,245	821,886
Third party subservicing	788	662	545	949	471	409	259	113	113	113	370	369	586
Total loans serviced	$ 18,698,781	$ 18,843,552	$ 18,519,386	$ 18,483,938	$ 18,611,777	$ 18,478,533	$ 18,470,922	$ 18,137,803	$ 17,328,562	$ 17,107,575	$ 16,841,895	$ 16,332,909	$ 16,286,000

Statistics on Available for Sale Mortgage Servicing Rights —
Weighted average note rate	5.89%	5.90%	5.89%	5.90%	5.90%	5.89%	5.90%	5.89%	5.89%	5.89%	5.89%	5.89%	5.89%
Weighted average service fee	0.32%	0.32%	0.35%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%
Delinquency percentage (30+ days)	4.63%	5.68%	5.71%	5.66%	5.90%	5.27%	5.51%	5.64%	6.15%	6.94%	5.96%	5.66%	4.67%
Bankruptcy & foreclosure	1.48%	1.46%	1.46%	1.56%	1.47%	1.43%	1.47%	1.51%	1.62%	1.58%	1.46%	1.37%	1.44%

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$ 873,407	$ 714,072	$ 848,614	$ 1,027,584	$ 932,735	$ 1,012,968	$ 936,068	$ 900,988	$ 725,223	$ 833,301	$ 701,867	$ 697,960	$ 810,201
Non-conforming mortgage production	242,901	277,677	285,072	302,480	269,234	304,205	309,771	269,047	258,631	279,432	201,217	175,078	228,939
Total mortgage production	$ 1,116,308	$ 991,749	$ 1,133,686	$ 1,330,064	$ 1,201,969	$ 1,317,173	$ 1,245,839	$ 1,170,035	$ 983,854	$ 1,112,733	$ 903,084	$ 873,038	$ 1,039,140

Refinance loans as a% of production	34%	32%	32%	31%	32%	33%	34%	39%	35%	36%	40%	40%	36%

Conforming mortgage sales	$ 910,939	$ 495,551	$ 718,418	$ 1,071,095	$ 610,017	$ 936,711	$ 1,238,844	$ 697,468	$ 852,340	$ 939,084	$ 512,651	$ 743,747	$ 935,879
Non-conforming mortgage sales	233,085	227,717	253,494	318,554	265,938	301,243	278,359	307,651	290,339	215,177	208,165	184,670	302,455
Total mortgage sales	$ 1,144,024	$ 723,268	$ 971,912	$ 1,389,649	$ 875,955	$ 1,237,954	$ 1,517,203	$ 1,005,119	$ 1,142,679	$ 1,154,261	$ 720,816	$ 928,417	$ 1,238,334

Locked conforming mortgage pipeline	$ 917,450	$ 1,152,081	$ 1,229,181	$ 1,200,719	$ 1,009,914	$ 1,102,166	$ 1,053,315	$ 923,261	$ 1,068,194	$ 929,205	$ 969,381	$ 867,915	$ 842,835

TRANSACTION PROCESSING SEGMENT

QuickPost Processing —
Number of transactions	9,721	11,173	14,084	15,015	13,925	14,301	15,910	15,044	16,299	19,941	23,228	23,401	32,361

ATM/Merchant Processing —
ATMs (third-party owned)	7,695	7,744	7,726	7,853	7,904	7,878	7,940	7,921	9,234	9,213	9,328	8,993	9,160
ATMs (proprietary)	529	481	515	415	471	496	505	483	478	436	407	419	422
Total ATMs Serviced	8,224	8,225	8,241	8,268	8,375	8,374	8,445	8,404	9,712	9,649	9,735	9,412	9,582

Merchant Service Terminals	2,085	2,122	2,166	2,207	2,224	2,225	2,261	2,276	2,326	2,367	2,325	2,311	2,328

Insurance Sales Processing —
Number of policies sold	104	83	82	109	71	119	100	90	69	69	59	83	101
Number of policies in force	1,901	1,956	1,977	2,024	2,059	2,118	2,171	2,218	2,240	2,262	2,298	2,339	2,395

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.

All information is unaudited.

Monthly Commentary

Attached is the monthly statistical report. It reflects results for March 2006. All comparisons below are on a month-over-month basis, unless noted otherwise.

This month we are reporting a new operating statistic to show use of QuickPost, our overnight deposit and payment forwarding service in partnership with The UPS Stores. We are reporting the total transactions that come from NetBank customers and the customers of client institutions. Transactions are defined as deposits or payments processed.

Highlights and Clarifications

•              Total deposits rose by $97.3 million or 3.6%. The increase was across all lines of business including retail deposits, which were up $30.9 million or 1.3%.

•              Indirect auto lending production increased by $12.4 million or 51.3%, while the number of loans grew by 46.7%, representing the highest level since August 2005.

•              Production in the business financing operation rebounded by rising $5.4 million or 37.6%.

•              Mortgage servicing delinquency rates were down for the third month in a row falling by almost a full percentage point to 4.67%.

•              Conforming mortgage production grew by $112.2 million or 16.1% and non-conforming production rose by $53.9 million or 30.8%.

•              Conforming mortgage sales again jumped by $192.1 million or 25.8% and non-conforming also finished the quarter strong growing by $117.8 million or 63.8%

•              The locked conforming mortgage pipeline eased by $25.1 million or 2.9%.

•              QuickPost transactions grew by 8,960 or 38.3% over the previous month.

Earnings Outlook

First quarter results remain under severe pressure. Management’s guidance throughout the quarter had been extremely cautious since challenging conditions persisted for the majority of the company’s lines of business. As stated initially during its February analyst-investor conference call, management expected first quarter performance to be similar to performance in the fourth quarter across most lines of business. The servicing asset was the one exception.

The servicing asset benefited from a significant recovery of prior impairment expenses during the fourth quarter, which more than covered normal operating expenses associated with the asset and resulted in a positive contribution. Management did not foresee the same situation repeating in the first quarter and therefore believed the asset would likely report a loss in the first quarter. Management also pointed out that this loss could be amplified by negative hedge performance, which did materialize as the spread between mortgage rates and swaps narrowed from quarter-to-quarter.

Although the other lines of business generally performed in line with management’s initial expectations, results from the retail bank and the direct conforming mortgage operation fell short of the level seen in the fourth quarter. The bank’s performance was adversely impacted mostly by the flat yield curve, while seasonally low production drove the reduced results in the direct conforming channel.

The low side of the current range of analyst estimates is a loss of $.15. Management is in the middle of the company’s quarter-end closing process, and preliminary results are tracking below this point due to the factors outlined above

The company is scheduled to report its first quarter 2006 results on Wednesday May 10, 2006. Management will hold a conference call at 10 a.m. that morning to discuss the results in detail:

Call Title:	NetBank, Inc. Earnings Announcement
Date and Time:	May 10, 2006, 10:00 AM (EDT)
Call Leader:	Douglas K. Freeman
Pass Code:	NetBank
Domestic:	888-889-1959
International:	+1-773-756-0455
One-Week Replay:	800-294-5098

As always, we appreciate your interest in our company. If you have questions or need anything more, please let us know.

Matthew Shepherd
Director, Corporate Communications, NetBank, Inc.
Phone: 678-942-2683
mshepherd@netbank.com

Jimmy Locklear
Manager, Investor Relations, NetBank, Inc.
Phone: 678-942-7615

jlocklear@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1. Business—Risks Relating to NetBank’s Business” in its Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.